Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Second Quarter 2015 Results

•	Reports Net Income of $90 million, $0.66 per Share

•	Confirms Delivery of Fourth Drillship, Ocean BlackLion

•	Announces Term Contract for Semisubmersible Rig, Ocean Apex

•	Declares Regular Cash Dividend of $0.125 per Share

HOUSTON, August 3, 2015 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported net income of $90 million, or $0.66 per share, in the second quarter of 2015, compared to $90 million, or $0.65 per share, in the second quarter of 2014. Revenues in the second quarter of 2015 were $634 million, compared to revenues of $692 million in the second quarter of 2014.

“During the quarter, our second and third newbuild drillships, the Ocean BlackHornet and Ocean BlackRhino, began working in the Gulf of Mexico, and we have taken delivery of our fourth and final newbuild drillship, the Ocean BlackLion, which we expect to be on dayrate near year-end,” said Marc Edwards, President and Chief Executive Officer. “All four of these units will be working in the Gulf, where we will enjoy operational economies of scale.”

“Our results for the quarter reflect ongoing efforts to manage costs effectively while remaining focused on safe operations and fleet reliability,” added Mr. Edwards. “We delivered our best safety performance on record during Q2.”

Additionally, the Company today announced that the Ocean Apex was awarded a contract for an 18-month term offshore Australia beginning in the second quarter of 2016 at a rate of $285,000 per day.

Diamond Offshore also announced today that it has declared a regular quarterly dividend of $0.125 per share, payable on September 1, 2015 to shareholders of record as of August 14, 2015.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979 or 973-321-1100, for international callers. The conference ID number is 77534754. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe with a total fleet of 35 offshore drilling rigs, including one rig under construction. Diamond Offshore’s fleet consists of 24 semisubmersibles, one of which is under construction, five dynamically positioned drillships, and six jack-ups. Additional information about the Company and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning drilling rig deliveries, operations and timing; contract effectiveness, effective dates and estimated duration; plans regarding retirement and scrapping of drilling rigs; future impairments; future dividends; expectations of future backlog, revenue, operating costs and performance; future liquidity, financial condition, market conditions, commodity prices and strategic opportunities; revenue expected to result from backlog; future credit ratings; future dayrates, future status, start and end dates and future contracts and availability; future contract opportunities and termination rights; contract noncompliance by customers and other third parties; utilization, surveys, downtime and other aspects of the Company’s drilling rigs; statements concerning customer discussions and outcomes thereof and the impact of these and related events on the Company’s operations and revenues; rigs being upgraded or to be upgraded and rigs under construction; and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, declaration of dividends, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Contract drilling	$617,442	$649,554	$1,217,019	$1,334,862
Revenues related to reimbursable expenses	16,590	42,690	37,069	66,806

Total revenues	634,032	692,244	1,254,088	1,401,668

Operating expenses:
Contract drilling, excluding depreciation	342,869	395,376	693,527	765,166
Reimbursable expenses	16,336	42,290	36,428	65,956
Depreciation	123,329	108,906	260,628	215,917
General and administrative	16,548	20,478	34,000	43,305
Impairment of assets	—	—	358,528	—
Restructuring and separation costs	993	—	7,161	—
Gain on disposition of assets	(164)	(8,572)	(775)	(8,719)

Total operating expenses	499,911	558,478	1,389,497	1,081,625

Operating income (loss)	134,121	133,766	(135,409)	320,043
Other income (expense):
Interest income	584	150	1,167	558
Interest expense	(25,468)	(18,523)	(49,450)	(36,678)
Foreign currency transaction gain (loss)	(3,473)	(2,971)	2,117	(4,149)
Other, net	264	181	485	508

Income (loss) before income tax (expense) benefit	106,028	112,603	(181,090)	280,282
Income tax (expense) benefit	(15,642)	(22,890)	15,767	(44,759)

Net income (loss)	$90,386	$89,713	$(165,323)	$235,523

Income (loss) per share	$0.66	$0.65	$(1.21)	$1.71

Weighted average shares outstanding:
Shares of common stock	137,159	137,145	137,155	137,803
Dilutive potential shares of common stock	42	4	—	5

Total weighted average shares outstanding	137,201	137,149	137,155	137,808

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
REVENUES
Floaters:
Ultra-Deepwater	$315,670	$251,396	$182,656
Deepwater	181,104	138,770	120,539
Mid-water	96,926	176,357	300,902

Total Floaters	593,700	566,523	604,097
Jack-ups	23,742	33,054	45,457

Total Contract Drilling Revenue	$617,442	$599,577	$649,554

Revenues Related to Reimbursable Expenses	$16,590	$20,479	$42,690

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$161,485	$154,539	$122,327
Deepwater	86,464	63,675	81,641
Mid-water	66,735	99,320	148,931

Total Floaters	314,684	317,534	352,899
Jack-ups	20,873	21,570	29,851
Other	7,312	11,554	12,626

Total Contract Drilling Expense	$342,869	$350,658	$395,376

Reimbursable Expenses	$16,336	$20,092	$42,290

OPERATING INCOME (LOSS)
Floaters:
Ultra-Deepwater	$154,185	$96,857	$60,329
Deepwater	94,640	75,095	38,898
Mid-water	30,191	77,037	151,971

Total Floaters	279,016	248,989	251,198
Jack-ups	2,869	11,484	15,606
Other	(7,312)	(11,554)	(12,626)
Reimbursable expenses, net	254	387	400
Depreciation	(123,329)	(137,299)	(108,906)
General and administrative expense	(16,548)	(17,452)	(20,478)
Gain on disposition of assets	164	611	8,572
Impairment of assets	—	(358,528)	—
Restructuring and separation costs	(993)	(6,168)	—

Total Operating Income (Loss)	$134,121	$(269,530)	$133,766

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$95,854	$233,623
Marketable securities	15,953	16,033
Accounts receivable, net of allowance for bad debts	516,008	463,862
Prepaid expenses and other current assets	194,615	185,541

	822,430	899,059
Drilling and other property and equipment, net of accumulated depreciation	6,930,329	6,945,953
Other assets	122,883	176,277

Total assets	$7,875,642	$8,021,289

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$250,000	$249,962
Short-term borrowings	374,978	—
Other current liabilities	408,728	606,684
Long-term debt	1,994,648	1,994,526
Deferred tax liability	407,808	530,394
Other liabilities	181,710	188,160
Stockholders’ equity	4,257,770	4,451,563

Total liabilities and stockholders’ equity	$7,875,642	$8,021,289

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Second Quarter 2015			First Quarter 2015			Second Quarter 2014
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Revised Average Dayrate (4)	Utilization (2)	Operational Efficiency (3)
Ultra-Deepwater Floaters	$483	63%	90.9%	$497	51%	81.5%	$435	51%	96.0%
Deepwater Floaters	$451	63%	99.3%	$486	45%	95.1%	$429	51%	99.3%
Mid-Water floaters	$278	32%	99.7%	$266	49%	94.1%	$272	68%	97.6%
Jack-ups	$83	53%	98.6%	$92	66%	99.4%	$98	74%	99.4%
Fleet Total			95.9%			91.2%			97.8%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue earning day. A revenue earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs, but excluding rigs under construction). As of June 30, 2015, our cold-stacked rigs included one deepwater semisubmersible, four mid-water semisubmersibles and four jack-up rigs.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.
(4)	Average dayrate reported in prior periods has been revised to conform to current presentation.